Exhibit 4(d)


                  Form of __________ Supplemental Collateral Trust Indenture dated as of _____________, between Rollins Truck Leasing Corp. and First Union National Bank, as Trustee.

================================================================================





                           ROLLINS TRUCK LEASING CORP.


                                       and


                            FIRST UNION NATIONAL BANK

                                   as Trustee




                          ______ SUPPLEMENTAL INDENTURE


                     Dated as of ___________________________

                                     TO THE

                           Collateral Trust Indenture

                           Dated as of March 21, 1983






   _______ % COLLATERAL TRUST DEBENTURES, SERIES _____, DUE ________________







================================================================================

                               TABLE OF CONTENTS*

                                                                                                                   Page
                                                                                                                   ----
PARTIES                                                                                                              1
RECITALS:

         Execution of Collateral Trust Indenture Supplemental Indentures                                             1
         Issuance of Series __ Debentures                                                                            1
         Text of Forms:
               Form of Face of Series __ Debentures                                                                  1
               Form of Trustee's Authentication Certificate for Series __
                        Debentures                                                                                   3
               Form of Reverse of Series __ Debentures                                                               4
         All Things Done                                                                                             6
GRANTING CLAUSES:
         GRANTING CLAUSE I -   Securities                                                                            6
         GRANTING CLAUSE II -  Agreements and Assignments                                                            6
         GRANTING CLAUSE III-  Other Securities and Property                                                         7
HABENDUM                                                                                                             7
GRANT IN TRUST                                                                                                       7
GENERAL COVENANT                                                                                                     7
SECTION  1.    Series __ Debentures: Terms and Provisions                                                            7
SECTION  2.    Authentication and Delivery of Series __ Debentures                                                   8
SECTION  3.    Redemption of Series __ Debentures
           (a) Redemption Prices                                                                                     8
           (b) Minimum Amounts                                                                                       8
SECTION  4. Redemption Out of Moneys Held Under Article IX of the
               Original Indenture
           (a) Series __ Debentures May be Redeemed                                                                  8
           (b) Provisions Relating to Redemption                                                                     8
SECTION  5. Sinking Funds for Series __ Debentures
           (a) Series __ Mandatory Sinking Fund                                                                      9
           (b) Series __ Optional Sinking Fund                                                                       9
           (c) Sinking Fund Redemption Price                                                                         9
           (d) Selection of Debentures for Sinking Funds;
                        Notice Thereof                                                                               9
           (e) Credit for Debentures Delivered by Corporation                                                        9
           (f) Payment of Series __ Sinking Fund Obligations;
                        Surrender of Series __ Debentures                                                           10
SECTION  6. Maintenance of Office or Agency; Authenticating
             Agent for Series __ Debentures                                                                         10
SECTION  7. Original Indenture Ratified                                                                             10
SECTION  8. Trustee Not Responsible                                                                                 10
SECTION  9. Defined Terms                                                                                           10
SECTION 10. Counterparts                                                                                            10
SECTION 11. Applicable Law                                                                                          10
TESTIMONIUM                                                                                                         11
EXECUTION                                                                                                           11
ACKNOWLEDGEMENTS                                                                                                    11

------------
*Note: This Table of Contents has been inserted for convenience and does not constitute a part of the _____ Supplemental Indenture.

         _________ SUPPLEMENTAL INDENTURE (herein called the "________ Supplemental Indenture"), dated as of ________________, between Rollins Truck Leasing Corp., a Delaware corporation (herein called the "Corporation"), and FIRST UNION NATIONAL BANK, a national banking association, as Trustee (herein called the "Trustee").

         WHEREAS, the Corporation and the Trustee have heretofore executed and delivered a Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990 (the "Original Indenture"; the Original Indenture, as supplemented and amended by this ________ Supplemental Indenture, being herein called the "Indenture");

         WHEREAS, the Original Indenture provides that the Corporation and the Trustee may enter into indentures supplemental to the Original Indenture, among other things, to provide for the issuance from time to time of debentures (defined in the Original Indenture as "Debentures") of the Corporation;

         WHEREAS, the Corporation has determined to issue hereunder a series of Debentures (herein called the "Series __ Debentures") to be designated as "______ Collateral Trust Debentures, Series __, Due ________________", to be in the aggregate principal amount of not in excess of $____________;

         WHEREAS, the Series __ Debentures and the Trustee's certificate to be endorsed on the Series __ Debentures are to be substantially in the following forms, with necessary or appropriate variations, omissions and insertions as permitted or required by the Indenture:

                     (FORM OF FACE OF SERIES __ DEBENTURES)

                           Rollins Truck Leasing Corp.

        ______ COLLATERAL TRUST DEBENTURE, SERIES __, DUE _______________

$_____________________________                          No. ___________________

         Rollins Truck Leasing Corp., a corporation organized and existing under the laws of the State of Delaware (herein called the "Corporation", which term shall include any successor corporation to the extent provided in the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ , or registered assigns, the principal sum of ____________ on _____________________ in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest on said principal sum at the rate of ______ per annum (and at the same rate per annum on any overdue principal, premium, if any, and, to the extent legally enforceable, overdue installment of interest) in like coin or currency from the _____ day of ___ or ________ as the case may be, to which interest on the Series __ Debentures has been paid preceding the date hereof (unless the date hereof is a ______ or __________ to which interest has been paid, in which case from the date hereof, or unless no interest has been paid on the Series __ Debentures since the original issuance of this Debenture, in which case from _________________), semiannually on ______ and __________ until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after ______ or ___________ as the case may be, and before the following ______ or ________ this Debenture shall bear interest from such ______ or _________ ; provided, however, that if the Corporation shall default in the payment of interest due on such ______ or ___________ then this Debenture shall bear interest from the next preceding ______ or __________ to which interest has been paid or, if no interest has been paid on the Series __ Debentures since the original issuance of this Debenture, from _______________. The interest so payable on any _______ or __________ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on ______ or ___________ as the case may be, next preceding such ______ or __________. Payment of the principal of, premium, if any, and interest on this Debenture will be made at the office or agency of the Corporation in the City of Chicago, Illinois, or in the Borough of Manhattan, the City of New York, New York; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the registered holder hereof at his address last appearing on the registry books for the Series __ Debentures.

         Additional provisions of this Debenture are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall not be entitled to any of the benefits of the Indenture or any indenture supplemental thereto, or be valid or obligatory for any purpose, unless the form of certificate of authentication hereon shall have been executed by or on behalf of the Trustee or a successor trustee thereto under the Indenture.

         IN WITNESS WHEREOF, Rollins Truck Leasing Corp. has caused this instrument to be signed in its name by its President or a Vice President and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.



DATED:__________________________
                                         Rollins Truck Leasing Corp.

                                         BY:___________________________________
                                                                        (Title)

ATTESTED:

--------------------------------
(Title)

                 (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE)


                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This is one of the Debentures, of the series designated therein, described in the within-mentioned Indenture.


                           FIRST UNION NATIONAL BANK,
                           AS TRUSTEE



                           BY:_________________________________________
                                 Authorized Officer

                    (FORM OF REVERSE OF SERIES __ DEBENTURES)

         This Debenture is one of the Debentures of the Corporation (herein called the "Debentures"), all duly authorized or from time to time to be duly authorized and not limited in aggregate principal amount, all issued and to be issued in one or more series from time to time under and equally secured by a Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between the Corporation and First Union National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee), as last supplemented and amended by a ______ Supplemental Indenture, dated as of ________________ (said Indenture, as so supplemented and amended, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property thereby pledged, the nature and extent of the security, the rights of the holders of the Debentures in respect of the security, the rights, duties and immunities of the Trustee and the rights and obligations of the Corporation in respect of the Debentures, and the terms and conditions upon which the Debentures are, and are to be, secured. The Debentures may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the "______ Collateral Trust Debentures, Series __, due ________________" of the Corporation (herein called the "Series __ Debentures"), duly authorized and lawfully issued in an aggregate principal amount not exceeding $__________ under and secured by the Indenture.

         The provisions of the Indenture may be waived, or modified or amended by supplemental indenture, to the extent and in the manner provided in the Indenture, but in certain instances only with the consent of the holders of a majority in aggregate principal amount of all Debentures at the time outstanding, and of 66 2/3% in aggregate principal amount of each series of the Debentures at the time outstanding which is affected by such waiver or supplemental indenture; provided, however, that, without the written consent of the holder of this Debenture, no such modification or amendment shall be made so as to (i) extend the fixed maturity of this Debenture or the time of payment of interest hereon, or reduce or otherwise modify the terms of payment of the principal of, or premium, if any, or the rate of interest on, this Debenture, or adversely affect the right of the holder hereof to institute suit for the enforcement of any such payment, (ii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to, or terminate the lien of the Indenture on, any of the property covered thereby, or deprive the holder hereof of the security afforded by the lien of the Indenture or (iii) reduce the percentage of the aggregate principal amount of Debentures, or of Series __ Debentures, required to authorize any such modification or amendment or any waiver of any provision of, or default under, the Indenture.

         In case an Event of Default (as defined in the Indenture) shall occur, the principal of all the Debentures at any such time outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such Event of Default and its consequences may be waived and such declaration may be rescinded by the holders of outstanding Debentures in the manner provided in the Indenture.

         Any request, demand, authorization, direction, declaration, notice, consent, waiver or other action by the holder of this Debenture shall bind the holder of every Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, in respect of anything done or suffered to be done by or on behalf of the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon this Debenture.

         In the manner and with the effect set forth in the Indenture, the Series __ Debentures may be redeemed on or after ________________ as a whole or in part at the option of the Corporation at a price equal to 100% of the principal amount thereof together with interest accrued thereon to the date fixed for redemption. The Series __ Debentures are also redeemable through mandatory and optional sinking funds provided for in the Indenture payable annually on _________________ and ________________, at 100% of the principal amount thereof together with interest accrued thereon to the date fixed for redemption.

         Each such redemption shall be on at least 30 days' prior notice as provided in the Indenture.

         Upon any partial redemption of this Debenture, it shall, without charge to the registered holder hereof, be surrendered in exchange for one or more Debentures of the same series and maturity, for the principal amount of the unredeemed portion of this Debenture.

         If this Debenture or any portion hereof shall be called for redemption (whether for the sinking funds or otherwise) and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue hereon or on such portion hereof from and after the date fixed for redemption.

         The transfer of this Debenture may be registered by the registered holder hereof or by his duly authorized attorney at the office or agency of the Corporation in the City of Chicago, Illinois, or in the Borough of Manhattan, The City of New York, New York, upon surrender of this Debenture for cancellation, accompanied by a written instrument of transfer in a form approved by the Corporation, duly executed by the registered holder of this Debenture or by his duly authorized attorney, and thereupon one or more new Debentures of the same series and aggregate principal amount will be issued in the name of the transferee or transferees in exchange herefor without service charge, except that the Corporation may require payment of a sum sufficient to pay any stamp taxes or other governmental charges that may be required with respect thereto, as provided in the Indenture.

         The person in whose name this Debenture shall be registered shall be deemed the absolute owner hereof for all purposes, and payment of or on account of the principal of, and premium, if any, and interest on, this Debenture shall be made only to or upon the written order of such registered owner or his duly authorized attorney. All such payments shall satisfy and discharge the liability upon this Debenture to the extent of the amounts so paid.

         No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                (END OF FORM OF REVERSE OF SERIES __ DEBENTURES)

         WHEREAS, the Debentures of any other series are to be substantially in the forms herein provided for Series __ Debentures, with such omissions, insertions and variations as may be authorized and permitted by this Indenture; and
         WHEREAS, all acts and things prescribed by law, by the Articles of Incorporation and the Bylaws of the Corporation, and all other acts and things necessary to make the Series __ Debentures, when executed by the Corporation, and authenticated and delivered by the Trustee as in this ______ Supplemental Indenture provided, the valid, binding and legal obligations of the Corporation, and to make this ______ Supplemental Indenture a valid, binding and legal instrument for the security of the Series __ Debentures, in accordance with its terms, have been done and performed;

         NOW, THEREFORE, THIS ______ SUPPLEMENTAL INDENTURE WITNESSETH:

         THAT the Corporation, in consideration of these premises, of the acceptance by the Trustee of the trusts created hereby, of the mutual covenants herein contained, of the purchase and acceptance of the Debentures by the holders thereof, of the sum of $10 duly paid by the Trustee to the Corporation at or before the ensealing and delivery of this ______ Supplemental Indenture and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of, and premium, if any, and interest on, all Debentures at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Corporation of all the covenants and conditions herein and therein contained on its part to be performed and observed, and to declare the terms and conditions upon and subject to which the Debentures are, and are to be, issued and secured, has executed and delivered this Indenture and has granted, bargained, sold, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over, confirmed and warranted, and by these presents does grant, bargain, sell, remise, release, convey, assign, transfer, mortgage, pledge, set over, confirm and warrant, to the Trustee, and to its successors in the trusts and its and their assigns forever, with power of sale, all and singular the following:

                                GRANTING CLAUSE I

                                   Securities

         A note of Rollins Leasing Corp., a Delaware corporation, dated ________________ in the aggregate principal amount of $__________.

                               GRANTING CLAUSE II

                            Agreement and Assignment

         The following agreement and assignment:

         A. A Loan Agreement dated as of ________________, between the Corporation and Rollins Leasing Corp., which Loan Agreement shall be in the form attached hereto as Exhibit A, with such insertions, omissions, substitutions and variations as the Board of Directors and the Trustee may deem appropriate and as shall not be inconsistent with the provisions of the ______ Supplemental Indenture or the Original Indenture.

         B. Assignment dated as of ________________, of the Loan Agreement described in Subparagraph A of this Granting Clause II, which Assignment shall be in the form attached hereto as Exhibit B, with such insertions, omissions, substitutions and variations as the Board of Directors and the Trustee may deem appropriate and as shall not be inconsistent with the provisions of the ______ Supplemental Indenture or the Original Indenture.

                               GRANTING CLAUSE III

                          Other Securities and Property

         All other securities and other property, including cash, and any and all security therefor of whatsoever nature, that may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien hereof by the Corporation or by anyone on its behalf; and the Trustee is hereby authorized to receive the same as additional security hereunder. Such subjection to the lien hereof of such securities or other property, including cash, as additional security hereunder may be made subject to any reservations, limitations or conditions which shall not be prohibited by this Indenture and which shall be set forth in a written instrument executed by the Corporation or the person so acting on its behalf, respecting the use and disposition of such property or the proceeds thereof.

         TO HAVE AND TO HOLD the Pledged Property unto the Trustee and its successors and assigns forever;

         BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders from time to time of all the Debentures issued hereunder and Outstanding, without any priority of any of said Debentures over any of the others.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED that all the Debentures are to be issued, authenticated and delivered, and that all property, including cash, subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Corporation, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee and its successors in said trust for the equal and proportionate benefit and security of those who shall hold the Debentures, as hereinafter set forth.

         SECTION 1. Series __ Debentures: Terms and Provisions. Series __ Debentures shall be designated as "______ Collateral Trust Debentures, Series __, due ________________" of the Corporation, and shall have the following terms and provisions:

                  (a) Series __ Debentures shall be substantially in the form set forth in the recitals hereto.

                  (b) The aggregate principal amount of Series __ Debentures which may be issued shall be limited to $__________, except Series __ Debentures issued in exchange for, in lieu of, in substitution for, or upon the registration or transfer of, other Series __ Debentures pursuant to the provisions of Article II and Sections 5.01(e) and 18.04 of the Original Indenture.

                  (c) Series __ Debentures shall be dated as provided in Section 2.06(b) of the Original Indenture.

                  (d) Series __ Debentures shall mature ________________, and shall bear interest as provided in Section 2.06(b) of the Original Indenture, payable semi-annually on ______ and __________ in each year, commencing

         ____________, at the rate of _____% per annum (except that the first semi-annual interest payment will be for the period ________________ through ____________) until the principal thereof shall become due and payable (whether at the stated maturity, upon redemption, by declaration or otherwise), and at the same rate per annum on any overdue principal, premium, if any, and (to the extent legally enforceable) any overdue installment of interest. Payment of principal, premium, if any, and interest shall be made at the Corporate Trust Office or at the other office or agency maintained by the Corporation as provided in Section 7.02(a) of the Original Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the Person entitled thereto at his address last appearing on the registry books required to be kept pursuant to Section 2.05 of the Original Indenture.

                  (e) Series __ Debentures shall be issued in denominations of $1,000 and integral multiples thereof and may be fully printed or printed on steel engraved borders or fully or partly engraved.

                  (f) Series __ Debentures shall be subject to redemption at the option of the Corporation in the manner specified in, and subject to the provisions of, Article V of the Original Indenture and Sections 3 and 4 of this ______ Supplemental Indenture.

                  (g) Series __ Debentures shall be subject to redemption from the sinking funds provided for Series __ Debentures in the manner specified in, and subject to the provisions of, Section 5 of this ______ Supplemental Indenture.

         SECTION 2. Authentication and Delivery of Series __ Debentures. On or after the date of execution and delivery of the ______ Supplemental Indenture and upon compliance with the provisions of Article IV of the Original Indenture, Series __ Debentures (up to but not exceeding the aggregate principal amount provided in Section 1 of the ______ Supplemental Indenture) shall be executed by the Corporation and delivered to the Trustee, and the Trustee shall, upon request, authenticate and deliver such Series __ Debentures upon the written order of the Corporation signed by its President or one of its Vice Presidents and its Treasurer or Controller, an Assistant Treasurer or an Assistant Secretary.

         SECTION 3. Redemption of Series __ Debentures.

                  (a) Redemption Prices. Subject to the provisions of subsection
         (b) of this Section 3, the Corporation may, at its option, redeem, in the manner and with the effect provided in Article V of the Original Indenture, the Series __ Debentures as a whole at any time or in part from time to time by the payment of a Redemption Price set forth in the form of the Series __ Debentures included in the recitals hereto; provided, however, that no such redemption may be made prior to
         ________________.

                  (b) Minimum Amounts. No redemption of Series __ Debentures pursuant to the optional redemption provisions of subsection (a) of this Section 3 or pursuant to Section 4 of this ______ Supplemental Indenture shall be made in an aggregate principal amount of less than $1,000,000 on the occasion of any such redemption in part.

         SECTION 4. Redemption Out of Moneys Held Under Article IX of the
                    Original Indenture.

                  (a) Series __ Debentures May Be Redeemed. Subject to the time restriction set forth in subsection (a) of Section 3 of this ______ Supplemental Indenture and to the provisions of Sections 5.03(a), 9.01 and 9.03 of the Original Indenture, the Corporation may elect to redeem in whole or in part before maturity Series __ Debentures at a Redemption Price equal to the Redemption Price set forth in subsection
         (a) of Section 3 of this ______ Supplemental Indenture, at such time or from time to time as the Board of Directors may determine, out of the moneys held by the Trustee under Article IX of the Original Indenture.

                  (b) Provisions Relating to Redemption. The provisions of
         Section 5.03 (b), (c), (d) and (e) of the Original Indenture shall apply in all respects to redemptions pursuant to this Section 4, except that, for the purposes of the Series __ Debentures, the words "the provisions of subsection (a) of this Section 5.03" in the last line of
         Section 5.03(b)(ii) of the Original Indenture shall be deemed to read "subsection (b) of Section 3 and subsection (a) of Section 4 of the ______ Supplemental Indenture hereto".

         SECTION 5. Sinking Funds for Series __ Debentures.

                  (a) Series __ Mandatory Sinking Fund. As and for a mandatory sinking fund (herein called the "Series __ Mandatory Sinking Fund") for the redemption of Series __ Debentures, the Corporation will, so long as any Series __ Debentures shall be Outstanding, pay, or cause to be paid, to the Trustee annually, on or before ________________, and _________, ____ (each of said dates being hereinafter called a "Series
         __ Sinking Fund Payment Date"), an amount sufficient to redeem at the Sinking Fund Redemption Price specified in subsection (c) of this
         Section 5, $___________ in principal amount of Series __ Debentures.

                  (b) Series __ Optional Sinking Fund. As and for an optional sinking fund (herein called the "Series __ Optional Sinking Fund") for the redemption of Series __ Debentures, the Corporation may, at its option, pay to the Trustee on or before any Series __ Sinking Fund Payment Date an additional amount equal to or less than the amount required to be paid pursuant to subsection (a) of this Section 5 on such Series __ Sinking Fund Payment Date. No Series __ Optional Sinking Fund payment shall have the effect of reducing the amount of any Series
         __ Mandatory Sinking Fund payment, and the right to make any Series __ Optional Sinking Fund payment, if not exercised on a particular Series
         __ Sinking Fund Payment Date, shall not be cumulative.

         If the Corporation shall intend to exercise its right to make any Series __ Optional Sinking Fund payment on any Series __ Sinking Fund Payment Date, it shall deliver to the Trustee, at least 45 days prior to such Series __ Sinking Fund Payment Date, an Officers' Certificate stating that the Corporation intends to make such payment, specifying the amount thereof. Upon the delivery of such Officers' Certificate, the Corporation's Sinking Fund Obligation with respect to Series __ Debentures (hereinafter called the "Series __ Sinking Fund Obligation") payable on such Series __ Sinking Fund Payment Date shall be deemed to be increased by the amount specified in such Officers' Certificate. If such Officers' Certificate shall not be so delivered, the right to make such payment on such Series __ Sinking Fund Payment Date shall expire.

                  (c) Sinking Fund Redemption Price. The Sinking Fund Redemption Price of the Series __ Debentures to be redeemed for the Series __ Mandatory or Optional Sinking Fund shall be the sum of (i) 100% of the principal amount of such Series __ Debentures to be redeemed and
         (ii) interest accrued and unpaid on said principal amount to the Redemption Date of such Series __ Debentures.

                  (d) Selection of Debentures for Sinking Funds; Notice Thereof. On or before the 30th day prior to each Series __ Sinking Fund Payment Date, the Trustee shall, in the manner provided in Section 5.01 of the Original Indenture:

                      (i) select for the Series __ Mandatory Sinking Fund
                  and the Series __ Optional Sinking Fund, if applicable, the Series __ Debentures or portions thereof to be redeemed on such Series __ Sinking Fund Payment Date;

                      (ii) notify the Corporation in writing of the numbers
                  of the Series __ Debentures and portions thereof to be redeemed; and

                      (iii) give, or cause to be given, on behalf of the
                  Corporation a notice of redemption for such sinking fund or funds of the Series __ Debentures or portions thereof so selected, which notice shall contain the information specified in Section 5.01(b) of the Original Indenture.

                  (e) Credit for Debentures Delivered by Corporation. The Corporation shall have the right, subject to the conditions contained in this subsection (e), to satisfy any Series __ Sinking Fund Obligation, in whole or in part, by delivering to the Trustee Outstanding Series __ Debentures in transferable form and the Trustee shall credit such Series __ Sinking Fund Obligation with an amount equal to the Series __ Sinking Fund Redemption Price of such Debentures so delivered. If the Corporation shall elect so to deliver Series __ Debentures for credit on any Series __ Sinking Fund Obligation, it shall deliver such Debentures uncancelled to the Trustee 45 (or such lesser number, not less than 30, as the Trustee may permit) days prior to the Series __ Sinking Fund Payment Date on which such Sinking Fund Obligation is required to be paid, and also an Officers' Certificate stating or setting forth (i) that the accompanying Series __ Debentures are to be used as a credit towards the next Series __ Sinking Fund Obligation and (ii) the serial numbers of the Series __ Debentures so delivered. In case of the failure of the Corporation, at or before the time so required, to deliver such Series __ Debentures or such Officers' Certificate, the Series __ Sinking Fund Obligation shall be paid entirely in cash.

                  (f) Payment of Series __ Sinking Fund Obligations; Surrender of Series

         __ Debentures. On or before any Series __ Sinking Fund Payment Date, the Corporation shall pay, or cause to be paid, to the Trustee the amount in cash required, after any reduction pursuant to subsection (e) of this Section 5, to redeem the Series __ Debentures or portions thereof selected for redemption. The Trustee shall hold, and on and after such Series __ Sinking Fund Payment Date, the Trustee shall apply, or cause to be applied, such amount, and the Debentures or portions thereof called for redemption shall be surrendered or presented, all in the manner, with the effect and subject to the conditions provided in Article V of the Original Indenture for the redemption of Debentures.

         SECTION 6. Maintenance of Office or Agency; Authenticating Agent for Series __ Debentures. The provisions of Section 7.02 of the Original Indenture shall apply in all respects to the Series __ Debentures to the same extent as if the words "Series __ Debentures" were substituted for the words "Series A Debentures" in each place in which the latter quotation was employed in the aforesaid Section.

         SECTION 7. Original Indenture Ratified. The Original Indenture is in all respects ratified and confirmed and the ______ Supplemental Indenture and all its provisions shall be deemed a part thereof in the manner and to the extent herein provided, and the Original Indenture, as modified in the manner and to the extent herein provided, shall be deemed a part hereof as though fully set forth herein.

         SECTION 8. Trustee Not Responsible. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of the ______ Supplemental Indenture or the due execution hereof by the Corporation or for or in respect of the recitals and statements contained herein, all of which are made solely by the Corporation. The Trustee accepts the trusts created by the ______ Supplemental Indenture upon the terms and conditions hereof and of the Original Indenture.

         SECTION 9. Defined Terms. All terms used in the ______ Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture.

         SECTION 10. Counterparts. The ______ Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; and all such counterparts shall together constitute but one and the same instrument.

         SECTION 11. Applicable Law. The ______ Supplemental Indenture shall be construed in accordance with and governed by the law of the State of Delaware.

         IN WITNESS WHEREOF, Rollins Truck Leasing Corp. has caused the ______ Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this ______ Supplemental Indenture to be attested by its Secretary, and First Union National Bank, in evidence of its acceptance of the trusts hereby created, has caused this ______ Supplemental Indenture to be executed on its behalf and its corporate seal to be affixed by one of its Vice Presidents and said seal and this Indenture to be attested by its Secretary or one of its Trust Officers, as of ________________.

                                        Rollins Truck Leasing Corp.


(CORPORATE SEAL)                        BY:_________________________________
                                           (Title)

Attest:

---------------------------------
(Title)

                                        FIRST UNION NATIONAL BANK


(CORPORATE SEAL)                        BY:_________________________________
                                           (Title)



Attest:


---------------------------------
(Title)

EXHIBIT A








                            (FORM OF LOAN AGREEMENT)

================================================================================




                           ROLLINS TRUCK LEASING CORP.

                                       AND

                              ROLLINS LEASING CORP.





                                 LOAN AGREEMENT


                  Dated as of _________________________________





================================================================================

         LOAN AGREEMENT (herein called the "Agreement") dated as of _____________, ______ between Rollins Truck Leasing Corp., a corporation organized under the laws of the State of Delaware (herein called the "Corporation"), and Rollins Leasing Corp., a corporation organized under the laws of the State of Delaware (herein called the "Borrower").

         WHEREAS, the Borrower desires to borrow from the Corporation, and the Corporation is willing to lend to the Borrower, a sum not exceeding $__________, all upon the terms, provisions and conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings and obligations herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Corporation do hereby agree as follows:

         SECTION 1. Certain Definitions. The Corporation proposes to issue its _____% Collateral Trust Debentures, Series __, due __________, _____ (herein called the "Series __ Debentures"), in an aggregate principal amount not exceeding $__________, pursuant to a Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990, between the Corporation and First Union National Bank, as Trustee (the "Original Indenture"; the Original Indenture, as supplemented by this _____ Supplemental Indenture dated as of ___________, _______, being herein called the "Indenture"). A copy of the Indenture has been delivered to the Borrower, receipt of which is hereby acknowledged.

         The term "Note" shall mean the _____% Demand Promissory Note issued by the Borrower pursuant to this Agreement, substantially in the form attached hereto as Annex 1.

         In addition to the foregoing, the following terms shall in each case have the same meaning in this Agreement as they have in the Indenture:
"Debentures", "Equipment Indebtedness", "Note", "Outstanding", "Participating Subsidiary", "Permitted Indebtedness", "Person", "Pledged Property", "Series __ Debentures", "Series __ Mandatory Sinking Fund", "Series __ Optional Sinking Fund", "Sinking Fund Obligation", "Sinking Fund Payment Date", "Trustee" and "Vehicle".

         SECTION 2. Sale of Note. Subject to the terms of this Agreement, the Borrower will sell to the Corporation and the Corporation will purchase from the Borrower the Note in the principal amount of $__________ at a price of ___% of such principal amount.

         The sale of the Note will take place promptly after the execution and delivery of this Agreement and upon the delivery,

                  (a) by the Borrower to the Corporation of the Note, duly executed and dated ___________, _______, together with all such assignments, documents and other instruments as may be required by the Corporation to enable it to effect the issuance of Series __ Debentures referred to in Section 1, and

                  (b) by the Corporation to the Borrower of a certified or official bank check or checks in ______________ funds (or in such other form as shall be acceptable to the Borrower) in an amount equal to $__________; provided, however, that the obligation of the Corporation to purchase the Note shall be subject to the condition that, concurrently with the closing in respect of such purchase, the Corporation shall have issued and sold, and shall have received payment for, Series __ Debentures in an aggregate principal amount equal to the sum of the principal amount of the Note issued by the Borrower in respect of the issuance of such Series __ Debentures.

         SECTION 3. Pledge and Assignment of Note and Agreement. In consideration of the purchase of the Note by the Corporation and the benefits to be derived by the Borrower as a result of the sale of the Note, the Borrower hereby agrees and consents to the pledge and assignment by the Corporation of the Note and this Agreement to the Trustee under and pursuant to the Indenture as security for the Debentures Outstanding and to be Outstanding thereunder.

         SECTION 4. Particular Covenants of the Borrower. So long as the Note shall be outstanding, the Borrower covenants, warrants and agrees as follows:

                  (a) Payment of Principal, Premium and Interest. The Borrower will duly and punctually pay, or cause to be paid, the principal of, and premium, if any, and interest on, the Note according to its terms and the terms of this Agreement.

                  (b) Maintenance of Corporate Existence. Subject to the provisions of subsection (e) of this Section 4, the Borrower will maintain and preserve its corporate existence and right to carry on business.

                  (c) Borrower a Participating Subsidiary; Validity of Note. The Borrower warrants that at the date of this Agreement it is a Participating Subsidiary as defined in Article I of the Indenture as amended by Section 4. of the Eighth Supplemental Indenture dated as of May 15, 1990, and that the Note, when delivered to the Corporation will be, and when pledged and assigned to the Trustee as security under the Indenture, will continue to be, a legal and valid outstanding obligation of the Borrower.

                  (d) Further Assurance. The Borrower will execute and deliver, or cause to be executed and delivered, all such additional instruments and do, or cause to be done, all such additional acts as (i) may be necessary or proper to carry out the purposes of this Agreement and to subject the Note to the lien of the Indenture, (ii) may be necessary or proper to effect the transfer, pledge and assignment of the Note and this Agreement to the Trustee or to any successor trustee and to confirm the lien of the Indenture on the Note, (iii) may be necessary or proper in connection with the granting of the security interest under subsection (f) of this Section 4 or (iv) the Trustee or the Corporation may reasonably request for any of the foregoing purposes.

                  (e) Restrictions on Borrower's Disposition of Property, Consolidation, Merger, etc. The Borrower will not sell, transfer or otherwise dispose of the beneficial interest in all or substantially all its property or assets, or be a party to any consolidation, merger or amalgamation; provided, however, that the Borrower may take any such action or be such a party if:

                      (i) the surviving corporation (if other than the Borrower), or the person to whom all, or substantially all, the property and assets of the

         Borrower shall have been transferred, sold or otherwise disposed of, shall execute and deliver to the Corporation and to the Trustee an agreement of assumption in which such surviving corporation or person shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest on, the Note, according to its tenor and effect, and the due and punctual performance and observance of all the covenants and conditions of the Note and this Agreement which are to be performed or observed by the Borrower, with the same effect as if such surviving corporation or person had been named herein as a party hereto in lieu of the Borrower; and

                      (ii) immediately after such transfer, sale or other disposition, or consolidation, merger or amalgamation, no default shall have occurred and be continuing under this Agreement; and

                      (iii) all the voting stock of the surviving corporation shall be owned directly or indirectly by the Corporation.

                  (f) Creation of Security Interest. The Borrower will not create or permit to exist any claim, lien, security interest or other encumbrance on any of its Vehicles, or on its interest as lessor in any lease agreement relating to its Vehicles, except:

                      (i) lessees' interests in Vehicles under any such lease agreement; and

                      (ii) liens, security interests or other encumbrances for taxes which are not delinquent or which are being contested in good faith or of mechanics or materialmen arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith; unless (x) such claim, lien, security interest or other encumbrance is for the benefit of a holder or holders of Equipment Indebtedness and (y) prior to or simultaneously with the inception of any such claim, lien, security interest or other encumbrance, the Borrower shall have executed and delivered to a Security Trustee (as hereinafter defined), a security agreement or security agreements and such other documents as the Security Trustee may reasonably request, each in form and substance satisfactory to the Trustee, granting to the Security Trustee the right to perfect a security interest in such Vehicles of the Borrower, such security interest, when perfected, to be for the equal and ratable benefit of the Trustee, as holder of the Notes, and such other holder or holders of Equipment Indebtedness. Such security agreement or security agreements may provide, at the option of the Borrower; that the security interest granted to the Security Trustee shall terminate upon the termination of all other claims, liens, security interests and other encumbrances for the benefit of such other holder or holders of Equipment Indebtedness. The Security Trustee shall be such Person as may be selected by the Borrower or any such holder of Equipment Indebtedness and who shall be entitled to act without qualification or who shall qualify to act as such under the Trust Indenture Act of 1939.

         SECTION 5. Payments of Principal and Interest. So long as the Note shall be pledged with the Trustee under the Indenture, any payment of principal, premium or interest on the Note, or any payments to be made pursuant to Section

6(a) or Section 6(b), shall be paid to the Trustee in Chicago Clearing House funds at least one business day prior to the dates on which the Corporation would be required to make related payments under the Indenture with respect to the relevant Debentures. The Trustee shall apply such payments in accordance with the provisions of the Indenture.

         SECTION 6. Prepayment of Note.

                  (a) Prepayment for Mandatory and Optional Redemptions and Sinking Funds. So long as the Note shall be pledged with the Trustee under the Indenture, the Borrower shall pay, or cause to be paid, to the Trustee, as prepayments on the Note, the amounts (i) which are required to be paid by the Corporation to satisfy any Sinking Fund Obligation for the Series __ Debentures set forth in the ______ Supplemental Indenture, on or prior to the Sinking Fund Payment Dates for such Series __ Debentures, in accordance with Section 5 of the ______ Supplemental Indenture and (ii) which are required to be paid by the Corporation to redeem Series __ Debentures pursuant to Section 5.01(a) of the Indenture and Sections 3 and 4 of the ______ Supplemental Indenture. Any such amounts shall be paid as provided in
         Section 5 of this Agreement and shall be applied as a payment or prepayment on the Note in accordance with subsection (d) of this
         Section 6.

                  (b) Prepayments Pursuant to Section 7.14 of the Original Indenture. So long as the Note shall be pledged with the Trustee under the Indenture, the Borrower shall pay, or cause to be paid, to the Trustee, as prepayments on the Note, amounts which may be required to be paid by the Borrower pursuant to Section 7.14 of the Original Indenture. Any such amounts shall be paid as provided in Section 5 of this Agreement and shall be applied as payment or prepayment on the
         Note in accordance with subsection (d) of this Section 6.

                  (c) Notice of Certain Prepayments. If the Corporation shall intend to make any payments, or cause any payments to be made, pursuant to the Series __ Optional Sinking Fund, set forth in Section 5(b) of the ______ Supplemental Indenture, or pursuant to Section 5.01(d) of the Original Indenture, or if payments are required to be made pursuant to Section 7.14 of the Original Indenture, the Corporation shall give notice thereof to the Borrower, which notice shall state the circumstances under which such payments are to be made. Such notice shall be given not later than the first date on which the Corporation is required to give notice to the Trustee or to take any other action with respect to such payments. Failure to give any such notice to the Borrower or any defect therein shall not, however, affect the obligation of the Borrower to make the payments required under subsection (a) and (b) of this Section 6.

                  (d) Prepayments on Principal Amount of Note. All payments made by the Borrower, or for the account of the Borrower, pursuant to this
         Section 6 shall be applied or credited as prepayments on the principal amount of the Note on the date such payments are received by the Trustee; provided, however, that to the extent a portion of such payments or moneys shall be applied or applicable by the Trustee, directly or indirectly, towards the payment of any interest or premium in respect of Debentures, such portion shall not be applied or credited as prepayments on the principal amount of the Note; provided, further, that the principal amount of the Note shall be appropriately reduced in an amount equal to the aggregate principal amount of any Series __ Debentures delivered to the Trustee for credit against a Sinking Fund Obligation, if any, such reduction to be made on the date of such delivery. It is the intention of this
         Section 6 that the principal amount of the Note shall be appropriately adjusted at appropriate times in order that the obligations to pay principal, premium, if any, and interest contained in all the Notes of all Participating Subsidiaries shall be sufficient, after giving effect to any moneys then held by the trustee under Section 9.01 of the Original Indenture, in the aggregate, to pay all principal, premium, if any, and interest on all Debentures then Outstanding as the same become due and payable.

                  (e) Corporation To Make Certain Payments. When and if the Borrower shall make any prepayments provided for in this Section 6, the Corporation shall promptly make such payments and take such other action with respect to the Debentures as shall be required to be made or taken by the Corporation in accordance with and pursuant to this Agreement and the Indenture.

         SECTION 7. Presentment of Note Not Required. So long as the Note shall be pledged with Trustee under the Indenture, payments of principal thereof, and premium, if any, and interest thereon, shall be made without need for any presentment of the Note, but payments of principal shall be noted thereon by the Trustee.

         SECTION 8. Amendments, Consents and Waivers. So long as the Note shall be pledged with Trustee under the Indenture (a) this Agreement may be modified, altered, supplemented or amended upon the execution and delivery of a written amendment by the parties hereto pursuant to Article XVIII of the Original Indenture, (b) any covenant or other condition of this Agreement may be waived as and to the extent permitted in Section 11.02 of the Original Indenture and
(c) any default under this Agreement and its consequences may be waived as and to the extent permitted in said Section 11.02 of the Original Indenture.

         SECTION 9. Loss, Theft, etc. of Note. Upon receipt of evidence of the loss, theft, destruction or mutilation of the Note and upon delivery of indemnity reasonably satisfactory to the Borrower (it being understood that the written agreement of the Trustee to indemnify the Borrower shall constitute such indemnity) and, in the case of any such mutilation, upon surrender and cancellation of the mutilated Note, and, in any case, upon reimbursement to the Borrower of any reasonable expense incidental thereto, the Borrower shall make and deliver a new Note of like tenor, in lieu of such lost, stolen or destroyed Note or in exchange for such mutilated Note.

         SECTION 10. Remedies. The holder of the Note, being a party to, or an assignee of, this Agreement, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, whether for the specific performance of any covenant or agreement contained herein or in the Note or in aid of the exercise of any power granted herein or in the Note, or may proceed to enforce the payment of the Note after demand, or to enforce any other legal or equitable right as the holder of the Note, or may proceed to take any action authorized or permitted under the terms of the Indenture with respect to the Note or under any applicable law.

         SECTION 11. Remedies Cumulative; Delay or Omission Not a Waiver. Every remedy given hereunder to the holder of the Note shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise. No course of dealing between the Borrower and the Corporation or the Borrower and the holder of the Note or any delay or omission on the part of the Corporation or such holder to exercise any right, remedy or power accruing upon any default hereunder shall impair any right, remedy or power accruing upon any default hereunder or shall be construed to be a waiver of any such default or of any right of the Corporation or such holder or acquiescence therein. Every right, remedy and power given hereunder to the Corporation or to the holder of the Note may be exercised from time to time and as often as may be deemed expedient by the Corporation or such holder.

         SECTION 12. Successors and Assigns. All the covenants, warranties and agreements contained in this Agreement by or on behalf of the Corporation, the Borrower or the holder of the Note shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         SECTION 13. Notices. All notices, presentments and demands to or upon the Borrower in respect of the Note or this Agreement may be delivered or mailed to the Borrower at One Rollins Plaza, P.O. Box 1791, Wilmington, Delaware 19899, or at such other address as the Borrower may specify from time to time in writing to the Corporation and the Trustee.

         All notices to or demands upon the Corporation in respect of the Note or this Agreement shall be delivered or mailed to the Corporation at One Rollins Plaza, P.O. Box 1791, Wilmington, Delaware 19899, or at such other address as the Corporation may specify from time to time in writing to the Borrower and the Trustee.

         SECTION 14. Payment or Notice on Saturday, Sunday, Legal Holiday. If the date of any payment or the giving of any notice under the Note or this Agreement shall be (a) a Saturday, a Sunday or a legal holiday at the place where payment is to be made or notice is to be given or (b) a day on which banking institutions at the place where payment is to be made or notice is to be given are authorized by law to remain closed, then such payment or notice shall be made not later than the next preceding business day which shall not be a day specified in (a) or (b) above.

         SECTION 15. Separability of Provisions. In case any one or more of the provisions contained in this Agreement or in the Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 17. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Agreement to be attested by its Secretary or one of its Assistant Secretaries, all as of the day and year first above written.

                                        Rollins Truck Leasing Corp.


                                        BY:________________________________
                                           (Title)
(CORPORATE SEAL)

Attest:

--------------------------------------
(Title)

                                        Rollins Leasing Corp.


                                        BY:________________________________
                                           (Title)
(CORPORATE SEAL)

Attest:

----------------------------------
(Title)

                                                                         ANNEX 1


                        (FORM OF DEMAND PROMISSORY NOTE)

                          ____% DEMAND PROMISSORY NOTE


$___________________________                     Date: _______________________


         Rollins Leasing Corp., a corporation organized under the laws of Delaware, for value received, HEREBY PROMISES TO PAY to Rollins Truck Leasing Corp., a Delaware corporation, or order, upon demand, the principal sum of ____________________________________ Dollars ($______________), either in one sum or in several sums upon demand made from time to time (the receipt of any such sum to be noted hereon), in every case in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the corporate trust office of First Union National Bank, a national banking association, in the City of Newark, New Jersey, AND TO PAY interest, at the said office and in like coin or currency, on the unpaid portion of the said principal sum from the date hereof until the said principal sum shall have been paid, such interest to be paid semiannually at the rate of _____% per annum on the ___ day of ____ and ________ in each year commencing on the ___ day of _____________, ____. If any or all installments of said principal sum shall not be paid when demanded, such overdue principal and, to the extent that payment of interest on overdue interest is enforceable under applicable law, any overdue installment of interest on this Demand Promissory Note, shall bear interest at the rate of ______% per annum until paid.

         This Demand Promissory Note is the Demand Promissory Note referred to in the Loan Agreement dated as of _________________, between Rollins Truck Leasing Corp. and the maker hereof, and may be prepaid as provided in said Loan Agreement.


                                        Rollins Leasing Corp.


                                        BY:____________________________________
                                           (Title)


         Pay to the order of First Union National Bank, as Trustee under the Collateral Trust Indenture dated as of March 21, 1983, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986, by an Eighth Supplemental Indenture dated as of May 15, 1990 and by the ______ Supplemental Indenture, dated as of __________, ____, between Rollins Truck Leasing Corp. and said Trustee, as from time to time further amended and supplemented.

                                        Rollins Truck Leasing Corp.

                                        BY:______________________________
                                           (Title)

                                                                      EXHIBIT B




================================================================================


                          ROLLINS TRUCK LEASING CORP.,

                           FIRST UNION NATIONAL BANK,

                                   as Trustee



                                       AND



                              ROLLINS LEASING CORP.



                          ASSIGNMENT OF LOAN AGREEMENT


                         Dated as of __________________





================================================================================

                          ASSIGNMENT OF LOAN AGREEMENT



         ASSIGNMENT OF LOAN AGREEMENT dated as of ______________________, among Rollins Truck Leasing Corp., a corporation organized under the laws of the State of Delaware (herein called the "Corporation"), First Union National Bank, a national banking association, as Trustee under the Indenture hereinafter referred to (herein called the "Trustee"), and Rollins Leasing Corp., a corporation organized under the laws of the State of Delaware (herein called the "Borrower").

         WHEREAS, the Trustee is Trustee under a Collateral Trust Indenture dated as of March 21, 1983, (the "Original Indenture"; the Original Indenture, as supplemented and amended by a Third Supplemental Indenture thereto dated as of February 20, 1986 and by an Eighth Supplemental Indenture dated as of May 15, 1990 and as supplemented and amended by the ___________ Supplemental Indenture dated as of ________________________, being herein called the "Indenture"), between the Corporation and the Trustee under and pursuant to which there are being and have been issued certain Collateral Trust Debentures of the Corporation (herein called the "Debentures"); and

         WHEREAS, pursuant to a Loan Agreement (herein called the "Loan Agreement") dated as of _____________________, between the Corporation and the Borrower, the Borrower has borrowed from the Corporation, and the Corporation has loaned to the Borrower, $______________, which is evidenced by a _____% Demand Promissory Note from the Borrower to the Corporation in the principal amount of $______________ (herein called the "Note"); and

         WHEREAS, in order to secure the payment of the principal of, and premium, if any, and interest on, all Debentures at any time issued and outstanding under the Indenture, as and to the extent provided in the Indenture, and the performance and observance by the Corporation of all the covenants and conditions in the Indenture and the Debentures contained on its part to be observed and performed, the Corporation has endorsed, assigned and delivered to the Trustee the Note and is required to assign to the Trustee the Loan Agreement;

         NOW, THEREFORE, THIS ASSIGNMENT WITNESSETH:

                  1. The Corporation hereby assigns to the Trustee all the right, title and interest of the Corporation in, to and under the Loan Agreement in order to secure the payment of the principal of, and premium, if any, and interest on, all Debentures at any time issued and outstanding under the Indenture, as and to the extent provided in the Indenture, and the performance and observance by the Corporation of all the covenants and conditions in the Indenture and the Debentures contained on its part to be observed and performed.

                  2. The Trustee will hold the Loan Agreement and the Note and the right, title and interest of the Corporation therein in accordance with, and subject to, the terms of the Indenture.

                  3. The Borrower acknowledges notice of, and consents to, the assignment of the Loan Agreement and the Note and of the right, title and interest of the Corporation therein, all as provided in, and subject to the terms of, the Indenture and this Assignment.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be executed on its behalf by its President or one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and said seal and this Assignment to be attested by its Secretary or one of its Assistant Secretaries or Trust Officers, all as of the day and year first above written.



                           Rollins Truck Leasing Corp.


                           BY:__________________________________________
                              Patrick J. Bagley
                              Vice President-Finance and Treasurer


(CORPORATE SEAL)


Attest:__________________________________
            Secretary



                           FIRST UNION NATIONAL BANK,
                           as Trustee


                           BY:__________________________________________
                              (Title)

(CORPORATE SEAL)


Attest:__________________________________
       (Title)


                           Rollins Leasing Corp.


                           BY:__________________________________________
                              President

(CORPORATE SEAL)


Attest:__________________________________
       Secretary

                                        2

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